Exhibit 10.3

PARENT STOCKHOLDER SUPPORT AGREEMENT

This PARENT STOCKHOLDER SUPPORT AGREEMENT, dated as of February 22, 2021 (this “Agreement”), is entered into by and among the stockholders listed on Exhibit A hereto (each, a “Stockholder”), Enovix Corporation, a Delaware corporation (the “Company”) and Rodgers Silicon Valley Acquisition Corp., a Delaware corporation (“Parent”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, Parent, RSVAC Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company are parties to that certain Merger Agreement dated as of the date hereof, as amended, modified or supplemented from time to time (the “Merger Agreement”) which provides, among other things, that, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a direct wholly-owned subsidiary of Parent;

WHEREAS, as of the date hereof, each Stockholder owns the number of shares of common stock, par value $0.0001, of Parent set forth on Exhibit A (all such shares, or any successor shares of Parent of which ownership of record or the power to vote is hereafter acquired by the Stockholder prior to the termination of this Agreement being referred to herein as the “Shares”); and

WHEREAS, in order to induce the Company, to enter into the Merger Agreement, each Stockholder is executing and delivering this Agreement to the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1.                  Binding Effect of Merger Agreement. Each Stockholder hereby acknowledges that it has read the Merger Agreement and this Agreement and has had the opportunity to consult with its financial, tax and legal advisors. Each Stockholder shall be bound by and comply with Sections 7.1 (No Shop) and 10.15 (Publicity) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if (x) such Stockholder was an original signatory to the Merger Agreement with respect to such provisions, and (y) each reference to the “Parent” or “Merger Sub” contained in such provisions also referred to each such Stockholder.

2.                  Agreement to Vote. During the period commencing on the date hereof and ending on the earlier to occur of (a) the Effective Time, and (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 9.1 thereof (the “Expiration Time”), each Stockholder, with respect to his, her or its Shares, hereby agrees (and agrees to execute such additional documents or certificates evidencing such agreement as the Company may reasonably request in connection therewith) to (1) appear at any meeting of the stockholders of Parent (a “Parent Stockholders’ Meeting”) in person or proxy or otherwise cause the Shares to be counted as present thereat for the purpose of establishing a quorum, and (2) vote, or cause to be voted or consented at a Parent Stockholders’ Meeting, or in any action by written consent of the stockholders, all of the Shares owned as of the record date for such meeting (a) in favor of the approval and adoption of the Merger Agreement, the transactions contemplated by the Merger Agreement and this Agreement, (b) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of Parent, (c) in favor of the approval of the Parent Proposals (as defined in the Merger Agreement) and (d) against the approval of any merger, purchase of all or substantially all of the Company’s assets or other business combination transaction (other than the Merger Agreement and the Transactions) or an Alternative Proposal or against any proposal, action or agreement that would (i) impede, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement or the Merger, (ii) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Parent or Merger Sub under the Merger Agreement or (iii) result in any of the conditions set forth in Article VIII of the Merger Agreement not being fulfilled. Each Stockholder acknowledges receipt and review of a copy of the Merger Agreement. The obligations of each Stockholder specified in this Section 2 shall apply whether or not the Merger or any action described above is recommended by Parent’s Board of Directors or Parent’s Board of Directors has effected a Modification in Recommendation (as defined in the Merger Agreement).

Each Stockholder hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

3.                  Transfer of Shares. Hereafter until the Expiration Time, each Stockholder agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), allow the creation of a lien, pledge, distribute, dispose of or otherwise encumber any of the Shares, either voluntarily or involuntarily (collectively, “Transfer”), or otherwise agree or offer to do any of the foregoing, (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Shares, (d) establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Shares, (e) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Share, (f) take any action that would have the effect of preventing or disabling Stockholder from performing its obligations hereunder or (g) publicly announce any intention to effect any transaction specified in this Section 3; provided, however, Transfers by Stockholder are permitted (i) to Parent’s officers or directors, any Affiliate or family member of any of Parent’s officers or directors, any Affiliate of Rodgers Capital, LLC or any member of Rodgers Capital, LLC; (ii) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an Affiliate of such individual or to a charitable organization provided that such transfer is made pursuant to a transaction in which there is no consideration actually paid for such transfer; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; or (iv) in the case of an individual, pursuant to a qualified domestic relations order(a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee also agrees in a writing, reasonably satisfactory in form and substance to the Company, to assume all of the obligations of the Stockholder under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 3 shall not relieve the Stockholder of its obligations under this Agreement. Any Transfer in violation of this Section 3 with respect to the Stockholder’s Shares shall be null and void. Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in a Stockholder.

4.                  Representations and Warranties. Each Stockholder, severally and not jointly, represents and warrants for and on behalf of itself to the Company as follows:

(a)               The execution, delivery and performance by Stockholder of this Agreement and the consummation by Stockholder of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law or Order applicable to Stockholder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any Lien on any Shares (other than pursuant to this Agreement or transfer restrictions under applicable securities laws or the Organizational Documents of Stockholder) or (iv) conflict with or result in a breach of or constitute a default under any provision of Stockholder’s Organizational Documents.

(b)               Stockholder is the only record and a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of and has good, valid and marketable title to the Shares free and clear of any Lien (other than (i) pursuant to this Agreement, and (ii) transfer restrictions under applicable securities Laws or (iii) the Letter Agreement, dated December 1, 2020 between Parent and each Stockholder) and has the sole power (as currently in effect) to vote the Shares and has not entered into any voting agreement or voting trust with respect to any of the Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement. Stockholder has the full right, power and authority to sell, transfer and deliver such Shares, and Stockholder does not own, directly or indirectly, any other Shares, other than Parent warrants held by Stockholder (if any).

(c)               Stockholder is a natural person or a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization has the power, authority and capacity to execute, deliver and perform this Agreement, has not entered into any agreement or undertaking that would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement and that this Agreement has been duly authorized, executed and delivered by Stockholder.

(d)               As of the date of this Agreement, there is no action, proceeding or, to the Stockholder’s knowledge, investigation pending against the Stockholder or, to the knowledge of the Stockholder, threatened against the Stockholder that questions the beneficial or record ownership of the Stockholder’s Shares, the validity of this Agreement or the performance by the Stockholder of its obligations under this Agreement.

(e)               Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

(f)                No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which Parent, Merger Sub or the Company is or will be liable in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of the Stockholder, on behalf of the Stockholder.

5.                  New Shares. In the event that, during the period commencing on the date hereof and ending at the Expiration Time, (a) any Shares are issued to Stockholder after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Shares or otherwise, (b) a Stockholder purchases or otherwise acquires beneficial ownership of any Shares or (c) a Stockholder acquires the right to vote or share in the voting of any Shares (collectively the “New Securities”), then such New Securities acquired or purchased by such Stockholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Shares owned by such Stockholder as of the date hereof.

6.                  No Challenges. Each Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement.

7.                  Termination. This Agreement and the obligations of Stockholder under this Agreement shall automatically terminate upon the earliest of: (a) the Effective Time; (b) the termination of the Merger Agreement in accordance with its terms; and (c) the mutual agreement of the Company and Parent. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

8.                  Miscellaneous.

(a)               Except as otherwise provided herein or in any Transaction Document, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b)               All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8 (b)):

If to Stockholder:

To such Stockholder’s address set forth in Exhibit A.

with copies to (which shall not constitute notice):

Loeb & Loeb

345 Park Avenue, 19th Floor

New York, NY 10154

Attention: Mitchell S. Nussbaum, Esq.

E-mail: mnussbaum@loeb.com

If to the Company, to:

Enovix Corporation

3501 W Warren Ave.

Fremont, CA 94538

Attention: General Counsel

E-mail: legal@enovix.com

with a copy to (which shall not constitute notice):

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Attention: Matthew Hemington

Email: hemingtonmb@cooley.com

Attention: Miguel J. Vega

Email: mvega@cooley.com

If to Parent, to:

Rodgers Silicon Valley Acquisition Corp.

535 Eastview Way.

Woodside, CA 94062

Attention: Emmanuel T. Hernandez, Chief Financial Officer

E-mail: mannyhernandez111@gmail.com

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP

345 Park Avenue, 19th Floor

New York, NY 10154

Attention: Mitchell S. Nussbaum, Esq.

Email: mnussbaum@loeb.com

(c)               If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d)               This Agreement, the Merger Agreement and the Transaction Documents constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise).

(e)               This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(f)                The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties agrees that it shall not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches or threatened breaches of, or to enforce compliance with this Agreement when expressly available pursuant to the terms of this Agreement shall not be required to provide any bond or other security in connection with any such order.

(g)               This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. All actions, suits or proceedings (collectively, “Action”) arising out of or relating to this Agreement shall be heard and determined exclusively in any federal or state court having jurisdiction within the State of Delaware. The parties hereto hereby (i) submit to the exclusive jurisdiction of federal or state courts within the State of Delaware for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

(h)               This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i)                 Each Stockholder shall execute and deliver, or cause to be delivered, such additional documents, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws), or reasonably requested by Parent or the Company, to effect the actions and consummate the Merger and the other transactions contemplated by this Agreement and the Merger Agreement (including the Transactions), in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

(j)                 This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Parent, the Company and each Stockholder.

(k)               This Agreement shall not be effective or binding upon Stockholder until such time as the Merger Agreement is executed by each of the parties thereto.

(l)                 If, and as often as, there are any changes in Parent by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to Stockholder and the Shares as so changed.

(m)             Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Paragraph (l).

(n)               Stockholder hereby authorizes Parent and the Company to publish and disclose in any disclosure required by the United States Securities and Exchange Commission the Stockholder’s identity and beneficial ownership of the Shares and the nature of the Stockholder’s obligations under this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

[STOCKHOLDER]

By:
Name:
Title:

ENOVIX CORPORATION

By:
Name:
Title:

RODGERS SILICON VALLEY ACQUISITION CORP.

By:
Name:
Title:

Exhibit A

Stockholders